Exhibit 21.1
The Kraft Heinz Company
List of Subsidiaries

Subsidiary	State or Country
Alimentos Heinz de Costa Rica S.A.	Costa Rica
Alimentos Heinz, C.A.	Venezuela
Asian Restaurants Limited	United Kingdom
Battery Properties, Inc.	Delaware
Boca Foods Company	Delaware
BR Spices Industria e Comercio de Alimentos S.A	Brazil
Bridgetown KHC SRL	Barbados
Cairo Food Industries, S.A.E.	Egypt
Capri Sun, Inc.	Delaware
Carlton Bridge Limited	United Kingdom
Cerebos (Australia) Limited	Australia
Cerebos Gregg’s Ltd.	New Zealand
Cerebos Skellerup Ltd.	New Zealand
Churny Company, Inc.	Delaware
Country Ford Development Limited	China
Delimex de Mexico S.A. de C.V.	Mexico
Devour Foods LLC	Delaware
Distribuidora Heinz Caracas, C.A.	Venezuela
Ethical Bean LLC	Delaware
evolv group llc	Delaware
evolv venture capital fund lp	Delaware
evolv ventures llc	Delaware
Fall Ridge Partners LLP	United Kingdom
Foodstar (Shanghai) Foods Co. Ltd.	China
Foodstar Holdings Pte Ltd.	Singapore
Fruitlove LLC	Delaware
Fundacion Heinz	Venezuela
Garland BBQ Company	Delaware
GCC Kraft Heinz Mexico, S.A. de C.V.	Mexico
Gevalia Kaffe LLC	Delaware
Golden Circle Limited	Australia
Gourmet Specialties LLC	Delaware
H. J. Heinz B.V.	Netherlands
H. J. Heinz Belgium S.A.	Belgium
H. J. Heinz Company (Ireland) Limited	Ireland
H. J. Heinz Company (New Zealand) Limited	New Zealand
H. J. Heinz Company Australia Limited	Australia
H. J. Heinz Company Brands LLC	Delaware
H. J. Heinz Company Limited	United Kingdom
H. J. Heinz Distribution SAS	France
H. J. Heinz European Holding B.V.	Netherlands
H. J. Heinz Finance UK PLC	United Kingdom
H. J. Heinz Foods Spain S.L.U.	Spain

H. J. Heinz Foods UK Limited	United Kingdom
H. J. Heinz France SAS	France
H. J. Heinz Global Holding B.V.	Netherlands
H. J. Heinz GmbH	Germany
H. J. Heinz Holding B.V.	Netherlands
H. J. Heinz Ireland Holdings Unlimited Company	Ireland
H. J. Heinz Manufacturing Spain S.L.U.	Spain
H. J. Heinz Manufacturing UK Limited	United Kingdom
H. J. Heinz Nederland B.V.	Netherlands
H. J. Heinz Polska Sp. z o.o.	Poland
H. J. Heinz Supply Chain Europe B.V.	Netherlands
H. J. Heinz US Brands LLC	Delaware
Heinz (China) Investment Company Limited	China
Heinz (China) Sauces & Condiments Co. Ltd.	China
Heinz (Shanghai) Enterprise Services Co, Ltd.	China
Heinz Africa and Middle East FZE	United Arab Emirates
Heinz ASEAN Pte. Ltd.	Singapore
Heinz Brasil S.A.	Brazil
Heinz Colombia SAS	Colombia
Heinz Credit LLC	delaware
Heinz Egypt LLC	Egypt
Heinz Egypt Trading LLC	Egypt
Heinz Hong Kong Limited	China
Heinz Israel Limited	Israel
Heinz Italia S.p.A.	Italy
Heinz Japan Ltd.	Japan
Heinz Mexico, S.A. de C.V.	Mexico
Heinz Nutrition Foundation India	India
Heinz Panama, S.A.	Panama
Heinz Purchasing Company	Delaware
Heinz Qingdao Food Co., Ltd.	China
Heinz Thailand Limited	Delaware
Heinz Transatlantic Holding LLC	Delaware
Heinz UFE Ltd.	China
Heinz Wattie's Limited	New Zealand
Heinz Wattie's Pty Ltd	Australia
Heinz-Noble, Inc.	Arizona
Highview Atlantic Finance (Barbados) SRL	Barbados
HJH Overseas L.L.C.	Delaware
HP Foods Limited	United Kingdom
HZ.I.L. Ltd.	Israel
Industria Procesadora de Alimentos de Barcelona C.A.	Venezuela
International Spirits Recipes, LLC	Delaware
Istituto Scotti Bassani per la Ricerca e l'Informazione Scientifica e Nutrizionale	Italy
Jacobs Road Limited	Cayman Islands
Just Spices GmbH	Germany
Kaiping Guanghe Fermented Bean Curd Co. Ltd.	China
Kaiping Weishida Seasonings Co. Ltd.	China

KFG Management Services LLC	Delaware
KFGB Holdings LLC	Delaware
KH Dominicana, SRL	Dominican Republic
KH Finance Malta Limited	Malta
KH Foodstar LLC	Delaware
KH India GCC Private Limited	India
KH Investment Company LLC	Delaware
KH Mexico Finance, Sociedad de Resposabilidad Limitada de Capital Variable	Mexico
KH Mokum Holdings SRL	Barbados
KHC Toronto Holdings ULC	Canada
KHC Turkey Gida Sanayi Anonim Sirketi	Turkey
Koninklijke De Ruijter B.V.	Netherlands
Kraft Foods Group Brands LLC	Delaware
Kraft Foods Group Exports LLC	Delaware
Kraft Foods Group Puerto Rico LLC	Puerto Rico
Kraft Heinz (Shanghai) Enterprise Management Co., Ltd	China
Kraft Heinz (Thailand) Private Limited	Thailand
Kraft Heinz Amsterdam B.V.	Netherlands
Kraft Heinz Argentina S.R.L.	Argentina
Kraft Heinz Australia Pty Ltd	Australia
Kraft Heinz Canada Holdings Company ULC	Canada
Kraft Heinz Canada ULC	Canada
Kraft Heinz Chile Limitada	Chile
Kraft Heinz Clara Holdings B.V.	Netherlands
Kraft Heinz Creek LLC	Delaware
Kraft Heinz European Finance B.V.	Netherlands
Kraft Heinz Foods Company	Pennsylvania
Kraft Heinz Foods Company L.P.	Canada
Kraft Heinz GCOE B.V.	Netherlands
Kraft Heinz Global Finance B.V.	Netherlands
Kraft Heinz Gulf Trading Company	Saudi Arabia
Kraft Heinz Holding LLC	Delaware
Kraft Heinz India Private Limited	India
Kraft Heinz Ingredients Corp.	Delaware
Kraft Heinz Intermediate Corporation I	Delaware
Kraft Heinz Intermediate Corporation II	Delaware
Kraft Heinz Investment Company LLC	Delaware
Kraft Heinz Korea Co. Ltd	Korea, Republic Of
Kraft Heinz MEA LLC	United Arab Emirates
Kraft Heinz NoMA B.V.	Netherlands
Kraft Heinz Singapore Holding Pte. Ltd.	Singapore
Kraft Heinz Ventures LLC	Delaware
Kraft Heinz Yangjiang Foods Co., Ltd.	China
Kraft New Services LLC	Delaware
KraftHeinz Vostok Ltd.	Russian Federation
La Bonne Cuisine Limited	New Zealand
Lea & Perrins Limited	United Kingdom
Lea & Perrins LLC	Delaware

Mahler Zuid B.V.	Netherlands
Master Chef Limited	New Zealand
Nature's Delicious Foods Group LLC	Delaware
Newport One LLC	Delaware
Newport Two LLC	Delaware
Noble Insurance Company Limited	Ireland
O.R.A. LLC	California
P.T. Heinz ABC Indonesia	Indonesia
Petroproduct-Otradnoye Ltd.	Russian Federation
Phenix Management Corporation	Delaware
Primal Nutrition, LLC	Delaware
Pudliszki Sp. z o.o.	Poland
Queens Quay GP ULC	Canada
Renee's Gourmet Foods Inc.	Canada
RINC Ltd.	Israel
Salpak Pty Ltd	Australia
Seven Seas Foods, Inc.	Delaware
The Bold Butcher, LLC	Delaware
The Kraft Heinz Company Foundation	Illinois
The Kraft Heinz Not Company LLC	Delaware
Thompson & Hills Limited	New Zealand
TNCOR Ltd.	Israel
Top Taste Company Limited	New Zealand
Toronto Terminal Co. ULC	Canada
Wellio, Inc.	Delaware
WW Foods LLC	Delaware
XO Dairy, LLC	Delaware
York Canada LP	Canada